Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Chaconia Income & Growth Fund, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Chaconia Income & Growth Fund for the year ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Chaconia Income & Growth Fund for the stated period.

/s/Michael Alexander Michael Alexander President, The Chaconia Income & Growth Fund, Inc.	/s/Eutrice Carrington Eutrice Carrington Treasurer, The Chaconia Income & Growth Fund, Inc.
Dated: March 9, 2006

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Chaconia Income & Growth Fund for purposes of the Securities Exchange Act of 1934.